Nutranomics completes Name Change and closes Acquisition of Nutraceutical Company

DRAPER, UTAH, September 20, 2013 – NUTRANOMICS INC. (OTCBB: NNRX) (OTCQB: NNRX) (OTCBB: BUKA) (OTCQB: BUKA) (“Nutranomics” or the “Company”) is pleased to announce that its name change from Buka Ventures Inc., to Nutranomics, Inc., has been processed and approved by FINRA.  The name change became effective as of market open on September 19, 2013 and the Company has been granted a new symbol, NNRX.

Additionally, the Company has closed the share exchange agreement with Health Education Corporation dba Nutranomics.   By issuing 25,005,544 shares of its restricted stock, the Company merged with Health Education, an established nutraceutical company with nearly $3,000,000 in revenue during its fiscal year ended on July 31, 2013.

As part of the merger, Dr. Tracy K. Gibbs, Health Education’s President and CEO, took over all management and director positions from the Company’s former management.  The Company’s former management also cancelled a total of 25,000,000 shares of the Company’s stock owned by them.

“We are very excited to have the opportunity to introduce Nutranomics to a much larger audience of potential supporters and investors as a result of our merger and new public company status,” commented Dr. Gibbs, Nutranomics’ CEO.  “The nutraceutical industry generates billions of dollars in revenue and we believe that in order to quickly be considered a major player in this arena, we needed the size and scale of a public market venue to help reach our goals.”

Dr. Gibbs concluded, “Now that the merger and name change is complete, Nutranomics can progress with the many exciting new developments planned for the coming months.  We look forward to sharing these new initiatives with all our shareholders and the general investing public.”

About Nutranomics

Nutranomics is a company engaged in research and development of nutritional food products.  In 1997, Nutranomics produced and branded its own product line, and began to sell to the retail outlets and to the public.  Nutranomics has also produced formulas for hundreds of other companies.  Nutranomics' mission is to increase human health and longevity through education and self-awareness.  The company has sales representatives throughout North America and Asia.

For further information regarding Nutranomics Inc., please contact our investor relations representatives at toll-free (888) 616-3999.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the ability of the Company to reach its expansion goals and generate exciting new developments. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products and operating as a development stage company, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.